Pricing Supplement dated October 30, 1998                         Rule 424(b)(2)
(To Prospectus dated December 17, 1997                        File No. 333-31815
and Prospectus Supplement dated April 22,
1998)




                       AMERICAN RESIDENTIAL SERVICES, INC.

                 Convertible Senior Subordinated Notes, Series A
--------------------------------------------------------------------------------


                                 ELCOR ELECTRIC

Principal Amount: $1,000,000                             Interest Rate:      7.5% per annum
Issue Price:                                             Stated Maturity:   April 15, 2004
         [ X ] 100% of Principal Amount                  Original Issue Date: October 30, 1998
         [   ]      % of Principal Amount                Initial Conversion Price: $10.00 per share
Convertibility Commencement Date:
October 29, 1999

Optional Redemption Prices if redeemed during the 12-month period beginning April 15 in the years indicated (April 20 in the case of 2000), expressed as a percentage of the principal amount:

                                   Year                                Redemption Price
                                   ----                                ----------------
                2000.......................................                 104.14%
                2001.......................................                 103.11
                2002.......................................                 102.07
                2003.......................................                 101.04


                                End of Supplement